Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation in this Registration Statement on Form S-1 of Ludwig Enterprises, Inc. of our report dated April 16, 2024, relating to our audit of the consolidated financial statements, which appears herein for the years ended December 31, 2023 and 2022. We have not reviewed or opined on any other financial information within the filing.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Assurance Dimensions, LLC Assurance Dimensions Coral Springs, Florida February 12, 2025